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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     June 14, 2005

TRIMAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-100351	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (248) 631-5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into Material Agreement.

Pursuant to an Amendment dated as of June 3, 2005 ("Amendment ") to the Receivables Transfer Agreement dated as of June 6, 2002 (as amended, the "Agreement"), by and among TSPC, Inc. (as "Transferor"), TriMas Corporation (the "Company" as "Collection Agent"), TriMas Company, LLC (as "Guarantor"), certain parties as CP Conduit Purchasers, Committed Purchasers and Funding Agents and JPMorgan Chase Bank (as "Administrative Agent"), the parties to the Agreement amended, in part, the definition of the Commitment Expiry Date from June 5, 2005 to July 5, 2005 to allow the parties sufficient time to renew the Agreement for a multi-year commitment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION
Date: June 14, 2005	By: /s/ Grant H. Beard Name: Grant H. Beard Title: Chief Executive Officer